SECURITIES AND EXCHANGE COMMONISSION
                              Washington, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                 THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
          -------------- ---------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                  58-2350980
(State of incorporation                                (I.R.S. employer
      or organization)                                identification number)

     1114 First Avenue, New York, NY                        10021
 (Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                       Name of each exchange on which
   to be so registered                       each class is to be registered

         NONE                                            NONE



If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. : [X]

Securities Act registration statement file number to which this form relates:
333-57518

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common stock, par value $.01 per share

                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered

The Registrant is registering shares of Common Stock, par value $.01 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-57518) that was filed with the Securities and Exchange Commission on March 23, 2001 (the "S-1 Registration Statement"), as amended by Amendment No. 1 to the S-1 Registration Statement, filed on May 4, 2001. Reference is made to the sections entitled "Prospectus Summary - The Offering" and "Description of Capital Stock" in the prospectus forming a part of the S-1 Registration Statement, and all amendments to the S-1 Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently, pursuant to Rule 424 of the Securities Act of 1933, as amended. Such S-1 Registration Statement and all amendments to the S-1 Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instructions to Item 1 of this Form.

Item 2.  Exhibits

 Exhibit No.

    3.1+ Form of Amended and Restated Certificate of Incorporation of the Registrant.

    3.2+     Form of Amended and Restated Bylaws of the Registrant.

    10.29*   Registration Rights Agreement by and among The New York
             Restaurant Group, L.L.C., affiliates of the Thomas H. Lee Company, certain affiliates of Alan N. Stillman, listed on Schedule A thereto and certain holders of the Company's Common Shares, dated January 1, 1996.

    10.30+ Amended and Restated Shareholders' Agreement by and among The New York Restaurant Group, Inc., Alan Stillman, Thomas H.
             Lee Equity Partners, L.P., Thomas H. Lee Investors, Limited Partnership and persons listed as shareholders on the counterpart signature pages thereto, dated as of April 27, 2001.

* Incorporated by reference to the Exhibit of the same number to the S-1 Registration Statement of the Registrant, File No. 333-57518, filed with the Securities and Exchange Commission on March 23, 2001.

+ Incorporated by reference to the Exhibit of the same number to Amendment No. 1 to the S-1 Registration Statement of the Registrant,
File No. 333-57518, filed with the Securities and Exchange Commission on May 4, 2001.

                  [Remainder of Page Intentionally Left Blank]

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)        THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.



Date May 22, 2001


By: /s/ Alan N. Stillman
    Name: Alan N. Stillman
    Title:   Chief Executive Officer